FS Energy and Power Fund 8-K

Exhibit 10.1

EXECUTION COPY

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 11, 2018 (together with all exhibits and schedules hereto, this “Fourth Amendment”), is entered into by and between FSEP TERM FUNDING, LLC, a Delaware limited liability company (the “Borrower”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender and each other lender identified on the signature pages hereto (collectively, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A.

The Borrower, DBNY and the Lenders are parties to an Amended and Restated Credit Agreement dated as of June 11, 2014 by and among the Borrower, DBNY, as Administrative Agent and a Lender and the other Lenders party thereto, as amended pursuant to (a) that First Amendment to Amended and Restated Credit Agreement dated as of June 11, 2015, (b) that Second Amendment to Amended and Restated Credit Agreement dated as of June 10, 2016, and (c) that Third Amendment to Amended and Restated Credit Agreement dated as of June 9, 2017 (the “Credit Agreement” and, the Credit Agreement, as amended by this Fourth Amendment, the “Amended Credit Agreement”).

B.

The parties hereto desire, among other things, to (i) extend the Scheduled Commitment Termination Date solely with respect to the Commitment of DBNY, (ii) modify certain of the terms regarding extensions of credit, (iii) modify the Commitments of DBNY, and (iv) modify certain other terms of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.

Amendment of Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 2 hereof, effective as of June 11, 2018 (the “Fourth Amendment Closing Date”), the Credit Agreement is hereby amended as follows:

(a)

Section 5.02(b)(ii) of the Credit Agreement is hereby replaced in its entirety with the following:

“FS Energy (x) is an investment company that has elected to be regulated as a business development company under the Investment Company Act and (y) is not required to register as an “investment company” under the Investment Company Act. FS/EIG Advisor is (x) not required to register as an “investment company” under the Investment Company Act and (y) an investment adviser under the Investment Advisers Act of 1940.”

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(b)

Section 5.02(b)(iv) of the Credit Agreement is hereby replaced in its entirety with the following:

“The execution, delivery and performance by the Borrower of this Agreement, each other Credit Document and its obligations hereunder and thereunder do not and will not violate any provision of the Investment Company Act or any rule, regulation, statutory guidance, no-action letter or interpretation promulgated by the SEC thereunder applicable to the Borrower, FS Energy or FS/EIG Advisor.”

(c)

Section 6.01(f)(v) of the Credit Agreement is hereby replaced in its entirety with the following:

“(v) any material adverse development with respect to the Borrower, the Manager, the Equity Owner, FS/EIG Advisor that has impaired or is reasonably expected to impair the Borrower’s ability to perform its obligations under this Agreement or under any of the other Credit Documents.”

(d)

Section 9.03(b) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(b) In addition to the provisions of clause (a) above, the Administrative Agent shall be deemed to have notified the Borrower of the occurrence of a default, Default or Event of Default (or any similar or related event or condition), when required to do so by the terms of this Agreement or any other Credit Document, when the Administrative Agent:

(i)

calls by telephone any one of the designated persons listed below at the number set forth opposite such person’s name; provided that if after placing a telephone call to each of the designated persons listed below, the Administrative Agent is unable to reach any of such persons (through no fault of the Administrative Agent, i.e., whether because the Administrative Agent’s calls are unanswered, it receives a “busy” signal for the call and/or each of the persons called is not available to answer the call at the time the Administrative Agent calls), the Administrative Agent shall be deemed to have provided the Borrower with telephone notice; and

(ii)

in addition to such telephone notice, sends an email notice with a subject line specifying “Default Notice from Deutsche Bank” to each of the email addresses listed below (whether or not such emails are actually received by any of such persons):

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Name	Telephone Number	Email Address
Edward T. Gallivan	(215) 220-4531	Ted.Gallivan@fsinvestments.com
Jason Young	(215) 220-4524	Jason.Young@fsinvestments.com
Ken Miller	(215) 495-1164	Ken.Miller@fsinvestments.com
credit.notices@fsinvestments.com
FSEP_Team@fsinvestments.com

”

(e)

The definitions of “Applicable Margin,” “Make Whole Fee,” “Maximum Commitment,” “Regulatory Event,” and “Scheduled Commitment Termination Date” in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

““Applicable Margin” means 2.25% per annum.”

““Make Whole Fee” means (x) with respect to any reduction in the Maximum Commitment occurring on or prior to December 11, 2018, the product of (a) the Commitment Reduction Amount multiplied by (b) 0.75% multiplied by (c) (i) the number of days remaining until the Scheduled Commitment Termination Date, divided by (ii) 360; provided that in no event shall the Make Whole Fee be less than zero and (y) with respect to any reduction in the Maximum Commitment occurring on or after December 12, 2018, the product of (a) the Commitment Reduction Amount multiplied by (b) 0.25% multiplied by (c) (i) the number of days remaining until the Scheduled Commitment Termination Date, divided by (ii) 360; provided that in no event shall the Make Whole Fee be less than zero.”

““Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $150,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment), Section 2.04 (Commitment Reduction and Termination) or, Section 2.05 (Illegality of Lending), and (b) on and after the Commitment Termination Date, zero.”

““Regulatory Event” means the Manager, the Equity Owner, FS/EIG Advisor, or the Borrower or any of their directors, principals or officers, as the case may be, when acting in their official capacities in providing investment advice, is formally investigated, officially charged, indicted or convicted by a court, prosecutor or regulatory or self-regulatory governmental authority or agency for fraud, misconduct, embezzlement, money laundering, racketeering, insider trading, market manipulation or other similar illegality or breach of similar regulation.”

““Scheduled Commitment Termination Date” means June 11, 2019.”

(f)

The definitions “FS Advisor,” “Make Whole Fee Rebate,” “Sub-Advisor,” and “Sub-Advisory Agreement” are each hereby deleted from Annex I to the Credit Agreement.

(g)

The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

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““Fourth Amendment” means that certain Fourth Amendment to this Agreement dated as of June 11, 2018.”

““Fourth Amendment Closing Date” shall have the meaning given to such term in the Fourth Amendment.”

““FS/EIG Advisor” means FS/EIG Advisor, LLC, a Delaware limited liability company.”

(h)

The definition of “Super-Collateralization Event” in Annex II to the Credit Agreement is hereby replaced in its entirety with the following:

““Super-Collateralization Event” means the occurrence of any of the following events or conditions:

(i) [reserved];

(ii) an event specified in Section 7.01(i) (Bankruptcy, Insolvency, etc.) with respect to FS/EIG Advisor;

(iii) the date on which any of the following becomes effective: FS/EIG Advisor is removed, replaced, terminated or resigns as advisor pursuant to the Investment Advisory and Administrative Services Agreement between FS Energy and FS/EIG Advisor, dated April 9, 2018 (as amended); or

(iv) an event specified in Section 7.01(m) (Manager and Equity Owner Events), Section 7.01(n) (Net Asset Value), Section 7.01(o) (Anti-Terrorism and Anti-Money Laundering Events) or Section 7.01(p) (Regulatory Events).”

Schedule 1 of the Credit Agreement is hereby deleted and replaced in its entirety with the Schedule 1 attached hereto.

(i)

The Commitment of each of the Lenders and their Applicable Percentage, shall, from and after the Fourth Amendment Closing Date, be replaced with the Commitments set forth on its signature page hereto, and the definition of Commitment in the Credit Agreement shall be deemed amended accordingly. For the avoidance of doubt, as of the Fourth Amendment Closing Date, (immediately after giving effect to the SS Pay Down (as defined below)), $115,085,819.86 in aggregate principal amount of Loans are outstanding. As of the Fourth Amendment Closing Date, after giving effect to the SS Pay Down, DBNY shall be the sole Lender under the Credit Agreement.

Section 2.

Conditions Precedent. It shall be a condition precedent to the effectiveness of Section 1 of this Fourth Amendment that each of the following conditions is satisfied:

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(a)

Agreements. The Administrative Agent shall have received executed counterparts of this Fourth Amendment and such other documents and instruments requested by the Administrative Agent to be executed in connection therewith duly executed and delivered by an Authorized Representative of the Borrower.

(b)

Evidence of Authority. The Administrative Agent shall have received:

(1)

a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Fourth Amendment Closing Date, as to:

(i)

the authority of the Borrower to execute and deliver this Fourth Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Fourth Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii)

the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Credit Agreement; and

(2)

such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c)

Officer’s Certificate. The Administrative Agent shall have received a certificate (which may be the same certificate as referenced in Section 2(b)(i) above) of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Fourth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1)

all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)

all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Fourth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3)

all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Fourth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4)

no Default or Event of Default shall be continuing.

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(d)

Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FS Advisor, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e)

Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent reaffirming all of its obligations under the Manager Letter entered into in connection with the Credit Agreement.

(f)

Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent reaffirming all of its obligations under the Equity Owner Letter entered into in connection with the Credit Agreement.

(g)

FS Advisor Letter. The Administrative Agent shall have received from FS Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent reaffirming all of its obligations under the FS Advisor Letter entered into in connection with the Credit Agreement.

(h)

Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, (I) all fees, costs and expenses (x) then due and payable to it under or in connection with the Credit Agreement and (y) incurred in connection with negotiating and documenting this Fourth Amendment and (II), notwithstanding anything to the contrary contained in the Credit Agreement, all Commitment Fees and interest accrued with respect to the Loans and Commitments through the Fourth Amendment Closing Date as if such date were the Payment Date with respect thereto. For the avoidance of doubt, the payment of any fees incurred in connection with the entry into this Fourth Amendment shall not count toward utilization of the limit set forth in clause (x) of the definition of “Administrative Expenses” or toward utilization of any other limit, cap or basket set forth in any Credit Document.

(i)

After giving effect to Section 1 of this Fourth Amendment and any requested Borrowing on the Fourth Amendment Closing Date, (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j)

Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Fourth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Fourth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Fourth Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

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(k)

The Borrower shall have repaid the outstanding Loan to State Street Bank and Trust Company, including all interest, fees and charges with respect thereto (the “SS Pay Down”).

Section 3.

Miscellaneous.

(a)

GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)

Amendments, Etc. None of the terms of this Fourth Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)

Severability. If any one or more of the covenants, agreements, provisions or terms of this Fourth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Fourth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Fourth Amendment.

(d)

Counterparts. This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e)

Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)

Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Fourth Amendment.

(g)

Entire Agreement. This Fourth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the other Credit Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

FSEP TERM FUNDING, LLC
as Borrower

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
Name:	Ian R. Jackson
Title:	Managing Director

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ian R. Jackson
Name:	Ian R. Jackson
Title:	Managing Director

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender, is as follows:

Amount of Commitment	Applicable Percentage
$150,000,000.00	100%

EXHIBIT A

MANAGER LETTER
[Attached]

EXHIBIT B

EQUITY OWNER LETTER
[Attached]

EXHIBIT C

FS ADVISOR LETTER
[Attached]

Schedule 1

LENDING OFFICES AND NOTICE DATA

[Attached]